Calculation of Filing Fee Tables
S-8
Hyatt Hotels Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, $0.01 par value per share	Other	929,000	$ 131.07	$ 121,764,030.00	0.0001531	$ 18,642.07
Total Offering Amounts:						$ 121,764,030.00		$ 18,642.07
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 18,642.07
Offering Note
[1]	(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. (2) Represents an additional 929,000 shares of Class A common stock available for future issuance under the Fifth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Class A common stock as reported on The New York Stock Exchange on June 5, 2025. (4) The Registrant does not have any fee offsets.